UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________________________________________
FORM 8-K
 ______________________________________________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 28, 2020
  ______________________________________________________
NATURAL RESOURCE PARTNERS L.P.
(Exact Name of Registrant as Specified in Charter)
  ______________________________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-31465 (Commission File Number)	35-2164875 (I.R.S. Employer Identification No.)
1201 Louisiana St., Suite 3400 Houston, Texas 77002 (Address of principal executive office) (Zip Code)
(713) 751-7507 (Registrant's telephone number, including area code)
 ______________________________________________________
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	NRP	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.	Entry into a Material Definitive Agreement

On February 28, 2020, Pocahontas Royalties LLC (“Pocahontas Royalties”) completed the acquisition of a private company that owns approximately one million acres of mineral reserves and leases coal reserves to coal mine operators in Central Appalachia (the “Acquisition”). Pocahontas Royalties is a newly formed company controlled by Corbin J. Robertson, Jr. and members of his family. Mr. Robertson is the Chairman and Chief Executive Officer of GP Natural Resource Partners LLC (“GP LLC”), the general partner of NRP (GP) LP (“NRP GP”), the general partner of Natural Resource Partners L.P. (“NRP”).

In connection with the closing of the Acquisition, NRP, GP LLC, NRP GP, and NRP (Operating) LLC (collectively, the “NRP Entities”) delivered a limited waiver to Pocahontas Royalties (the “Limited Waiver”) to the First Amended and Restated Omnibus Agreement dated effective as of April 22, 2009, by and among Western Pocahontas Properties Limited Partnership, Great Northern Properties Limited Partnership, New Gauley Coal Corporation, Robertson Coal Management LLC, and the NRP Entities (the “Omnibus Agreement”). Pursuant to the Limited Waiver, the NRP Entities waived the provision of the Omnibus Agreement that restricts Mr. Robertson and his affiliates (other than the NRP Entities) from owning, operating or investing in fee coal reserves in the United States with an aggregate fair market value in excess of $75 million for the purpose of allowing Mr. Robertson to complete the Acquisition. Mr. Robertson had previously offered the NRP Entities the opportunity to participate in the Acquisition and the NRP Entities determined, after due consideration, not to participate.

A copy of the Limited Waiver is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Limited Waiver in this report is a summary and is qualified in its entirety by the terms of the Limited Waiver.

In addition, on February 28, 2020 and in connection with the delivery of the Limited Waiver, the NRP Entities and Pocahontas Royalties entered into a Right of First Offer Agreement (the “ROFO Agreement”). Pursuant to the ROFO Agreement, Pocahontas Royalties granted to NRP the exclusive right of first offer to purchase any assets (or entities holding such assets) proposed to be sold at any time by Pocahontas Royalties or any of its subsidiaries with a fair market value exceeding $2 million (individually or in the aggregate), excluding surface acreage, assets or rights (other than surface rights that are appurtenant to or necessary for the development of mineral reserves). Provided that Pocahontas Royalties has provided NRP the opportunity to make a first offer within the time periods specified in the ROFO Agreement, Pocahontas Royalties will be under no obligation to accept any offer timely made by NRP and may determine, in its sole discretion, to consummate a transaction with a third party free and clear of any obligations to NRP.

    A copy of the ROFO Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the ROFO Agreement in this report is a summary and is qualified in its entirety by the terms of the ROFO Agreement.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description
10.1	Limited Waiver dated February 28, 2020 by Natural Resource Partners L.P., GP Natural Resource Partners LLC, NRP (GP) LP, and NRP (Operating) LLC.
10.2
Right of First Offer Agreement dated as of February 28, 2020 by and among Pocahontas Royalties LLC, Natural Resource Partners L.P., GP Natural Resource Partners LLC, NRP (GP) LP, and NRP (Operating) LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P.
(Registrant)

	By:	NRP (GP) LP
its General Partner

	By:	GP Natural Resource Partners LLC
its General Partner

Date: March 3, 2020		/s/ Kathryn S. Wilson
Kathryn S. Wilson
Vice President and General Counsel